Exhibit 4.2

EXECUTION VERSION

HELIX ENERGY SOLUTIONS GROUP, INC.

6.75% Convertible Senior Notes Due 2026

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 14, 2020

to the

BASE INDENTURE

Dated as of August 14, 2020

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

Exhibits:

Exhibit A – Form of Global Note

Exhibit B – Form of Certificated Note

Exhibit C – Form of Notice of Redemption

Exhibit D – Notice of Occurrence of Fundamental Change

Exhibit E – Form of Conversion Notice

    FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 14, 2020 between HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has entered into an Indenture, dated as of August 14, 2020 (the “Base Indenture”), with the Trustee;

WHEREAS, pursuant to Sections 2.01, 2.03 and 9.01(9) of the Base Indenture, the form and terms of a new series of Securities may at any time be established by a supplemental indenture executed by the Company and the Trustee, without the consent of Holders;

WHEREAS, the Base Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of and approving this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below), as follows:

ARTICLE 1
ESTABLISHMENT OF NEW SERIES

Section 1.01     Establishment of New Series.

(a)          There is hereby established a new series of Securities to be issued under the Indenture, designated as the Company’s 6.75% Convertible Senior Notes Due 2026 (the “Notes”)

(b)          There are to be authenticated and delivered $200,000,000 principal amount of Notes on the Issue Date, and from time to time thereafter, there may be authenticated and delivered an unlimited principal amount of Additional Notes.

(c)          The Notes shall be issued initially in the form of one or more Global Notes in substantially the form attached as Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

(d)          Each Note shall be dated the date of authentication hereof and shall bear interest as provided in paragraph 1 of the form of Global Note attached as Exhibit A hereto.

Section 1.02          Interpretation; Scope of Supplemental Indenture; Suppression of Base Indenture.

(a)          The amendments to the Base Indenture made by this Supplemental Indenture will apply solely with respect to the Notes and not with respect to any other class or series of Securities. For purposes of the Notes, if and to the extent that the provisions of the Base Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

(b)          Without limiting Section 1.02(a) above, for purposes of the Notes,

(i)          The first two sentences of the third paragraph of Section 2.08 of the Base Indenture will not apply to the Notes;

(ii)          Article III of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 4 of this Supplemental Indenture;

(iii)          Section 4.07 of the Base Indenture and the concept of “Additional Amounts” in the Base Indenture will not apply to the Notes;

(iv)          Article V of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 6 of this Supplemental Indenture;

(v)          Sections 6.01 (other than the third paragraph of Section 6.01) through 6.03, inclusive, of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 7.01 through 7.03, inclusive, of this Supplemental Indenture; and

(vi)          Article VIII of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 8.03 of this Supplemental Indenture; and

(vii)          Sections 9.01 and 9.02 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 8.01 and 8.02 of this Supplemental Indenture; and

(viii)          Section 10.10 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 10.11 of this Supplemental Indenture.

ARTICLE 2
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01     Definitions.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed to them in the Base Indenture. The following are additional definitions used in the Supplemental Indenture:

“Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Notes as set forth under the definition of Trading Price. The Company will act as the initial Bid Solicitation Agent.  The Company may, from time to time, change the Bid Solicitation Agent.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Notes” means Notes that are in the form of the Notes attached hereto as Exhibit B.

“Change of Control” shall be deemed to have occurred at such time as:

(1)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, its wholly owned Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report with the SEC that discloses that such person or group has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock;

(2)          (a) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than one of the Company’s wholly owned Subsidiaries; or (b) the Company consolidates with, or merges, or combines pursuant to a binding statutory share exchange, with or into, another Person or any Person consolidates with, or merges, or combines pursuant to a binding statutory share exchange, with or into, the Company, or any other transaction or series of transactions (other than changes resulting solely from a subdivision or combination of the outstanding Common Stock) occurs pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, including any combination thereof; provided, however, that (i) a transaction described in clause (b) above in which the Persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such a consolidation, merger or binding statutory share exchange, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation (or its parent entity) in substantially the same proportion as such ownership immediately prior to such a consolidation, merger or binding statutory share exchange will not constitute a Change of Control pursuant to this clause (2) (such a consolidation, merger, combination or binding statutory share exchange described in this proviso, a “Non-Ownership Change of Control”); and (ii) a transaction described in clause (b) above that is effected solely to change the jurisdiction of the Company’s organization and that satisfies the proviso immediately following paragraph (3) below will not constitute a Change of Control pursuant to this clause (2); or

(3)          The company is liquidated or dissolved or holders of the Company’s Capital Stock approve any plan or proposal for the Company’s liquidation or dissolution;

provided, however, that a transaction or event described in clauses (1) or (2) above will not constitute a Change of Control (and for the avoidance of doubt, the Company is not required to deliver the notice incidental thereto) if at least 90% of the consideration received or to be received by the holders of the Common Stock (excluding cash payments for fractional shares or pursuant to statutory dissenters’ or appraisal rights), in connection with such transaction or event, consists of common equity listed (or depositary receipts representing common equity, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, any transaction or event described in both clause (1) and in clause (2)(i) or (2)(ii) above (disregarding the Non-Ownership Change of Control provision) will be deemed to occur solely pursuant to clause (2) above (subject to the Non-Ownership Change of Control provision).

The term “close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” on any date means, as determined by the Company, the per share price of the referenced security on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid prices per share and the average ask prices per share) on such date on the principal U.S. national or regional securities exchange on which shares of the referenced security are listed; or (ii) if shares of the referenced security is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord, in an arms-length transaction, for a share of the referenced security.

“Common Stock” means the common stock, no par value, of the Company, subject to Section 9.12.

 “Conversion Date” with respect to a Note means the date on which a Holder satisfies all the requirements for such conversion specified in Section 9.02(a).

“Conversion Notice” means the “Conversion Notice” attached to the Form of Note attached hereto as Exhibit E.

“Conversion Price” as of any date means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 143.3795 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 9.

“Conversion Value” means, as of any Trading Day in the Security Measurement Period, the product of the Closing Sale Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Notes in effect on such Trading Day.

“Conversion Trigger Price” means, as of any date of determination, the dollar amount derived by multiplying the Conversion Price in effect on such date by 130%.

“Daily Conversion Value” shall mean, for each of the forty (40) consecutive VWAP Trading Days in the Observation Period, one fortieth (1/40th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such VWAP Trading Day.

“Daily Settlement Amount” per $1,000 principal amount of Notes to be converted will consist of the following for each of the forty (40) consecutive VWAP Trading Days in the relevant Observation Period: (x) cash equal to the lesser of (i) the applicable Specified Cash Amount per $1,000 principal amount, divided by forty (40) (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such VWAP Trading Day; and (y) to the extent such Daily Conversion Value for such VWAP Trading Day exceeds such Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (ii) the Volume-Weighted Average Price of the Common Stock on such VWAP Trading Day.

“Default” means any event that is, or after notice or passage of time, would be, an Event of Default.

“Default Settlement Method” means Physical Settlement.  The Company may, from time to time, change the Default Settlement Method to any Settlement Method that the Company is then permitted to elect, by sending notice of the New Default Settlement Method to the Holders and the Trustee.

“Ex-Dividend Date” means (i) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price of the Common Stock was obtained without the right to receive such issuance or distribution from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, (ii) when used with respect to any subdivision or combination of Common Stock, means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (iii) when used with respect to any tender offer or exchange offer means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended). For purposes of determining the Ex-Dividend Date with respect to an issuance or distribution under this Supplemental Indenture, unless it has knowledge to the contrary, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

“Fair Market Value” or “fair market value” means the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

“Fundamental Change” means either a Change of Control or a Termination of Trading.

“Global Note” means a permanent Global Note in the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Securityholder” means a person in whose name a Note is registered on the Registrar’s books.

“Holder Repurchase Notice” means a notice from Holders delivered pursuant to Section 4.07.

“Indenture” shall have the meaning stated in the Recitals, as amended or supplemented from time to time in accordance with the terms thereof, including the provisions of the TIA that are deemed to be a part thereof.

“Interest” means interest payable on each Note pursuant to Section 1 of the Notes.

“Interest Payment Date” means February 15 and August 15 of each year, commencing February 15, 2021 (or such other date as may be set forth in the certificate representing the applicable Note).

“Interest Record Date” means the close of business on February 1 and August 1 of each year.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Make-Whole Premium” means, in respect of any Notes called for a Conversion Price Trigger Redemption, the amount equal to the present value of the remaining scheduled payments of Interest that would have been made on such Notes to be redeemed had such Notes remained outstanding from the relevant Redemption Date to the Stated Maturity (excluding interest accrued to, but excluding, such Redemption Date, which shall otherwise be payable pursuant to clause (ii) of the definition of Conversion Price Trigger Redemption Price set forth in Section 4.01), with such present value of the remaining Interest payments computed using a discount rate per annum equal to the Reference Discount Rate plus 50 basis points.

“Market Disruption Event” means, with respect to a referenced security on any date such reference security is listed for trading or quotation on or by any exchange, bureau or other organization, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which such referenced security is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in such referenced security or in any options, contracts or futures contracts relating to such referenced security.

“Notes” means any of the Company’s 6.75% Convertible Senior Notes due 2026, as amended or supplemented from time to time, issued under the Indenture.

“NYSE” means The New York Stock Exchange, Inc.

“Observation Period” shall mean, (i) subject to the immediately following clause (ii), with respect to any Conversion Date occurring after the forty-fifth (45th) Scheduled Trading Day immediately preceding the Stated Maturity, the forty (40) consecutive VWAP Trading Day period beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Stated Maturity; (ii) with respect to any Conversion Date for a Note occurring on or after the date the Company has sent a redemption notice calling such Note for redemption and before the related Redemption Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before such Redemption Date; or (ii) in all other cases, the forty (40) consecutive VWAP Trading Day period beginning on, and including, the third (3rd) VWAP Trading Day immediately following the relevant Conversion Date.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Senior Vice President, the Treasurer, the Controller, the Chief Accounting Officer, the Secretary or any Assistant Secretary of the Company.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means the date specified in a notice of redemption on which the Notes may be redeemed in accordance with the terms of the Notes and the Indenture.

“Reference Discount Rate” means, in respect of any Make-Whole Premium, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the relevant Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the Stated Maturity; provided, however, that if the period from such Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Reference Discount Rate shall be obtained by the Company.

“Register” and “Registrar” with respect to the Notes, refer to and have the meanings of, “Security Register” and “Security Registrar” respectively, in the Base Indenture.

“Relevant Exchange” means the NYSE or, if the Common Stock is not then listed on the NYSE, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean any Business Day.

“SEC” means the Securities and Exchange Commission.

“Securityholder” or “Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement, as applicable.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.04.

“Specified Cash Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stated Maturity,” when used with respect to any Note, means February 15, 2026.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Termination of Trading” shall be deemed to occur if shares of Common Stock are not listed for trading on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of the Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means, with respect to the referenced security, a day during which (i) trading in the referenced security generally occurs on the principal U.S. national or regional securities exchange on which the referenced security is then listed or, if the referenced security is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the referenced security is then traded and (ii) a Market Disruption Event has not occurred; provided, however, that if the referenced security is not listed for trading or quotation on or by any exchange, bureau or other organization, “Trading Day” shall mean any Business Day.

“Trading Price” means, as of any date of determination (any such date, the “Determination Date”), the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Notes at approximately 3:30 p.m. (New York City time) on such Determination Date from three independent nationally recognized securities dealers the Company selects; provided that if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of such two bids shall instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then such single bid shall be used; and provided, further, that if, on any Determination Date, the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Notes from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 97% of the Conversion Value of the Notes on such Determination Date.

“Trustee” means the party named as the “Trustee” in the preamble of the Indenture unless and until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Volume-Weighted Average Price” per share of Common Stock on any VWAP Trading Day means such price as displayed on Bloomberg (or any successor service) page “HLX <equity> AQR” in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day, or, if such price is not available, the market value per share of Common Stock on such VWAP Trading Day as determined, using a volume-weighted average price method, by a nationally recognized investment banking firm retained for this purpose by the Company.

“Voting Stock” of a Person means common equity of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time common equity of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP Market Disruption Event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such date.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event; and (ii) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 2.02     Other Definitions.

Term:	Defined in Section:
“1% Provision”	Section 9.07
“Applicable Price”	Section 9.15(d)
“Bankruptcy Law”	Section 7.01(g)
“cash”	Section 4.01
“Cash Settlement”	Section 9.02(a)
“Combination Settlement”	Section 9.02(a)
“Common Stock Change Event”	Section 9.12
“Conversion Agent”	Section 3.03
“Conversion Price Trigger Redemption”	Section 4.01
“Conversion Price Trigger Redemption Price”	Section 4.01
“Depositary”	Section 3.01(b)
“Distributed Assets”	Section 9.06(c)(i)
“DTC”	Section 3.01(b)
“Effective Date”	Section 9.15(a)
“Event of Default”	Section 7.01
“Exempted Fundamental Change”	Section 4.07(l)
“Expiration Time”	Section 9.06(e)
“Fundamental Change Repurchase Date”	Section 4.07(a)
“Fundamental Change Repurchase Notice”	Section 4.07(b)
“Fundamental Change Repurchase Price”	Section 4.07(a)
“Fundamental Change Repurchase Right”	Section 4.07(a)
“Make-Whole Fundamental Change”	Section 9.15(a)
“Make-Whole Applicable Increase”	Section 9.15(b)
“Make-Whole Conversion Period”	Section 9.15(a)
“Maximum Conversion Rate”	Section 9.15(b)(v)
“Notice of Default”	Section 7.01(h)
“Physical Settlement”	Section 9.02(a)
“Reference Price”	Section 9.06(e)
“Reference Property”	Section 9.12
“Reference Property Unit”	Section 9.12
“Repurchase Upon Fundamental Change”	Section 4.07(a)
“Security Measurement Period”	Section 9.01(b)(ii)
“Spin-Off”	Section 9.06(c)(ii)
“Spin-Off Valuation Period”	Section 9.06(c)(ii)
“Successor Person”	Section 6.01(a)
“Tender/Exchange Offer Valuation Period”	Section 9.06(e)
“Trading Price Condition”	Section 9.01(b)(ii)

Section 2.03     Incorporation by Reference of Trust Indenture Act. Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture. The following TIA terms used in the Indenture have the following meanings:

“Commission” means the SEC.

The term “indenture securities” means the Notes.

The term “indenture security holder” means a Securityholder.

The term “indenture to be qualified” means the Indenture.

The term “indenture trustee” or “institutional trustee” means the Trustee.

The term “obligor” on the indenture securities means the Company.

All other TIA terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

Section 2.04     Rules of Construction. Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(3)          “or” is not exclusive;

(4)          “including” means including, without limitation;

(5)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)          words in the singular include the plural, and words in the plural include the singular; and

(7)          references to Sections, Articles and Exhibits are to references to Sections, Articles and Exhibits of this Supplemental Indenture.

ARTICLE 3
THE NOTES

Section 3.01     Form and Dating.

(a)          Certificate of Authentication. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A and Exhibit B, which are a part of the Indenture.

(b)          Global Notes in General. All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.08 of the Base Indenture, and shall be made on the records of the Trustee and the Depositary.

(c)          Book-Entry Provisions. This Section 3.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 3.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary or a nominee thereof, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

(d)          Certificated Notes. Notes not issued as interests in the Global Notes shall be issued in certificated form substantially in the form of Exhibit B attached hereto.

Section 3.02     Execution and Authentication. The Notes shall be executed and signed on behalf of the Company in accordance with Section 2.04 of the Base Indenture.

The Trustee shall authenticate and deliver the Notes for original issue in an aggregate principal amount of up to $200,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 2.08 of the Base Indenture). The aggregate principal amount of the Notes due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

The Company may, from time to time, without notice to or the consent of the Holders, reopen the Indenture and issue additional Notes with the same terms (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date of such additional Notes) as the Notes in an unlimited aggregate principal amount, provided that if the additional Notes are not fungible with the Notes offered hereby for United States Federal income tax purposes, then they must be issued with a different CUSIP number. The Notes and any such additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the Notes.

Section 3.03     Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for conversion (“Conversion Agent”).
The Company shall enter into an appropriate agency agreement with any Conversion Agent. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 of the Base Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.

The Company initially appoints the Trustee as Conversion Agent in connection with the Notes.

Section 3.04     Debt Tax Treatment. The Company, and each Holder and beneficial owner of a Note, agree to treat the Notes as indebtedness for United States federal income tax purposes.

ARTICLE 4
REDEMPTION AND REPURCHASES

Section 4.01     Company’s Right to Redeem; Notices to Trustee. Prior to August 15, 2023, the Notes shall not be redeemable at the Company’s option. The Company, at its option, may redeem (a “Conversion Price Trigger Redemption”) the Notes for U.S. legal tender (“cash”) at any time, in whole or in part, on a Redemption Date that occurs on or after August 15, 2023 (but, in the case of a partial redemption, no later than the 40th Scheduled Trading Day immediately before the Stated Maturity) if the Closing Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect on (x) the Trading Day immediately preceding the date on which the Company provides a notice of redemption under Section 4.03 and (y) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides a notice of redemption in accordance with Section 4.03. The redemption price for each $1,000 principal amount of Notes to be redeemed (the “Conversion Price Trigger Redemption Price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, plus (iii) the Make-Whole Premium. The Company must make these Make-Whole Premium payments on all Notes called for redemption prior to the Stated Maturity, including Notes subject to redemption that are converted after the date the Company delivered a notice of redemption.

If the Redemption Date occurs after an Interest Record Date and on or prior to the immediately succeeding Interest Payment Date (i) accrued and unpaid interest shall be paid on such Interest Payment Date to the record holder on the relevant Interest Record Date, (ii) the Conversion Price Trigger Redemption Price will not include any accrued and unpaid interest, and (iii) the Make-Whole Premium shall equal the present value of all remaining scheduled payments of interest on such Notes, starting with the next Interest Payment Date for which interest has not been provided for (but otherwise calculated as set forth in the definition of Make-Whole Premium). The Trustee shall have no duty to determine or calculate the Make-Whole Premium, which shall be determined by the Company in accordance with the provisions of the Indenture, and the Trustee shall not be under any responsibility to determine the correctness of any such determination and/or calculation and may conclusively rely on the correctness thereof.

If the Company elects to redeem Notes pursuant to this Section 4.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Notes to be redeemed and the Conversion Price Trigger Redemption Price. Notwithstanding the foregoing, the Company may not redeem any Notes if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Conversion Price Trigger Redemption Price and any related Interest set forth above on the Redemption Date).

The Company shall give the notice to the Trustee provided for in this Section 4.01 by a Company Order, at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 4.02     Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate in accordance with industry standards at the time of such redemption (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes are then traded or quoted). The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000.

Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly (but in any case within seven days of the Company Order referred to in Section 4.01) of the Notes or portions of the Notes selected to be redeemed and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of the Note.

Following a notice of redemption, Notes and portions of Notes are convertible, pursuant to Section 9.01(a)(ii), by the Holder until the close of business on the second Business Day immediately prior to the Redemption Date, unless the Company fails to pay the Conversion Price Trigger Redemption Price. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 4.03     Notice of Redemption. The Company shall send a notice of redemption (substantially in the form of Exhibit C) to each Holder of Notes to be redeemed at least forty-five (45), but no more than sixty-five (65), Scheduled Trading Days before the related Redemption Date.

The notice shall identify the Notes to be redeemed and shall state (along with any other information the Company wishes to include):

(1)          the Redemption Date;

(2)          the Conversion Price Trigger Redemption Price;

(3)          the Conversion Rate;

(4)          the name and address of the Paying Agent and Conversion Agent;

(5)          that Notes may be converted at any time before the close of business on the second Business Day immediately prior to the Redemption Date, unless the Company fails to pay the Conversion Price Trigger Redemption Price;

(6)          that Notes called for redemption and not converted shall be redeemed on the Redemption Date;

(7)          that Holders who want to convert their Notes must satisfy the requirements set forth in the Notes;

(8)          that Notes called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Notes or delivering Certificated Notes, together with necessary endorsements, as the case may be) to collect the Conversion Price Trigger Redemption Price;

(9)          if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

(10)          that, unless the Company defaults in making payment of such Conversion Price Trigger Redemption Price and Interest, the Notes called for redemption shall cease to accrue from and after the Redemption Date; and

(11)          the “CUSIP,” “ISIN” or other similar number(s), as the case may be, of the Notes being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 4.03.

Section 4.04     Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Conversion Price Trigger Redemption Price stated in the notice of redemption except for Notes that are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Conversion Price Trigger Redemption Price stated in the notice of redemption and from and after the Redemption Date (unless the Company shall default in the payment of the Conversion Price Trigger Redemption Price) such Notes shall cease to bear Interest (other than as set forth in clause (i) of the second paragraph of Section 4.01), and the rights of the Holders therein shall terminate (other than the right to receive the Conversion Price Trigger Redemption Price).

Section 4.05     Deposit of Conversion Price Trigger Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Conversion Price Trigger Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 9. If such money is then held by the Company or a Subsidiary or an Affiliate of either of them in trust and is not required for such purpose it shall be discharged from such trust.

Section 4.06     Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

Section 4.07     Repurchase of Notes at Option of the Holder Upon a Fundamental Change.

(a)          If a Fundamental Change occurs, each Holder shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Notes (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than 35 days, nor earlier than 20 days, after the date the Fundamental Change Repurchase Notice is sent in accordance with Section 4.07(b), at a price (the “Fundamental Change Repurchase Price”), payable in cash, equal to 100% of the principal amount of the Notes (or portions thereof) to be so repurchased, plus, except as provided below, accrued and unpaid Interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon (with respect to Certificated Notes):

(i)          delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice, no later than the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, of a Holder Repurchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A)          the certificate number(s) of the Notes that the Holder will deliver to be repurchased, if such Notes are Certificated Notes;

(B)          the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)          that such principal amount of Notes are to be repurchased pursuant to the terms and conditions specified in this Section 4.07; and

(ii)          delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice, at any time after the delivery of such Holder Repurchase Notice, of such Notes (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after an Interest Record Date and on or before the related Interest Payment Date, then the full amount of accrued and unpaid Interest, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Notes at the close of business on such Interest Record Date (without any surrender of such Notes by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid Interest.

If such Notes are instead held in book-entry form through the Depositary, the delivery of any Holder Repurchase Notice, Fundamental Change Repurchase Notice or notice of withdrawal pursuant to Section 4.07(b)(x) shall comply with applicable procedures of the Depositary no later than the close of business on the second (2nd) Business Day immediately preceding the Fundamental Change Repurchase Date.

Upon such delivery of Notes to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Holder Repurchase Notice contemplated by this Section 4.07(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice shall have the right to withdraw such Holder Repurchase Notice by delivery, at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 4.07(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Holder Repurchase Notice or written notice of withdrawal thereof.

(b)          Within 20 Business Days after the occurrence of a Fundamental Change, the Company shall send, or cause to be sent, to all Holders, and to beneficial owners as required by applicable law, a notice, substantially in the form of Exhibit D, (the “Fundamental Change Repurchase Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Repurchase Notice to the Trustee and shall publicly release, through a reputable national newswire service, such Fundamental Change Repurchase Notice. Each Fundamental Change Repurchase Notice shall state:

(i)          the events causing the Fundamental Change;

(ii)         the date of such Fundamental Change;

(iii)        the Fundamental Change Repurchase Date;

(iv)        the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the second Business Day immediately preceding the Fundamental Change Repurchase Date;

(v)          the Fundamental Change Repurchase Price;

(vi)         the names and addresses of the Paying Agent and the Conversion Agent;

(vii)         the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)        that the Fundamental Change Repurchase Price for any Note as to which a Holder Repurchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event after the later of such Fundamental Change Repurchase Date and the time of book‑entry transfer or delivery of the Note (together with all necessary endorsements); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, then the accrued and unpaid Interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Record Date (without any surrender of such Notes by such Holder) and the Fundamental Change Repurchase Price shall not include any accrued and unpaid Interest;

(ix)          that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), Interest on Notes subject to Repurchase Upon Fundamental Change will cease to accrue (except as set forth in Section 4.07(a)), and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x)          that a Holder will be entitled to withdraw its election in the Holder Repurchase Notice prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, by means of a notice setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Notes purchased by the Company pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Notes to be so withdrawn, if such Notes are Certificated Notes, (IV) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Notes of such Holder that remain subject to the Holder Repurchase Notice delivered by such Holder in accordance with this Section 4.07, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Holder Repurchase Notice at any time during which such Default is continuing;

(xi)          the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii)        that Notes with respect to which a Holder Repurchase Notice is given by a Holder may be converted pursuant to Article 9 only if such Holder Repurchase Notice has been withdrawn in accordance with this Section 4.07; and

(xiii)         the CUSIP number or numbers, as the case may be, of the Notes.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall send such Fundamental Change Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Repurchase Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Repurchase Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c)          Subject to the provisions of this Section 4.07, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Note as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Note is surrendered to the Paying Agent together (except in the case of a Global Security) with all necessary endorsements; provided, however, that if such Fundamental Change Repurchase Date is after an Interest Record Date and on or before the related Interest Payment Date, then the accrued and unpaid Interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Interest Record Date and the Fundamental Change Repurchase Price shall not include any accrued and unpaid Interest.

(d)          The Company shall, in accordance with Section 4.09, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 4.10) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Notes that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e)          On and after the Fundamental Change Repurchase Date, if the Paying Agent holds (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, segregated money held in trust as provided in Section 2.06 of the Base Indenture) on the Fundamental Change Repurchase Date money sufficient to pay the Fundamental Change Repurchase Price due on such Notes, then such Notes will cease to be outstanding and, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Notes shall cease to bear interest (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent), and all rights of the relevant Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price upon book-entry transfer or delivery of the Note (and, if such Fundamental Change Repurchase Date is after an Interest Record Date and on or before the related Interest Payment Date, the right to receive accrued and unpaid Interest, if any, to, but excluding, such Interest Payment Date).

(f)          Notes with respect to which a Holder Repurchase Notice has been duly delivered in accordance with this Section 4.07 may be converted pursuant to Article 9 only if such Holder Repurchase Notice has been withdrawn in accordance with this Section 4.07.

(g)          Subject to Section 4.07(e), if any Note shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid Interest on, such Note shall, until paid, bear Interest, payable in cash, at the rate borne by such Note on the principal amount of such Note.

(h)          Any Note that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 4.07 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Repurchase Upon Fundamental Change.

(i)          Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Notes pursuant to this Section 4.07 on a Fundamental Change Repurchase Date if, on such date, the principal amount of the Notes shall have been accelerated in accordance with the Indenture and such acceleration shall not have been rescinded on or before the Fundamental Change Repurchase Date (including as a result of the payment of the related Fundamental Change Repurchase Price and any related Interest set forth in Section 4.07 on the Fundamental Change Repurchase Date). The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of such an acceleration.

(j)          In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent applicable (i) comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to purchase the Notes.

(k)          Notwithstanding anything to the contrary in this Section 4.07, the Company will be deemed to satisfy its obligations under this Section 4.07 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.07 in a manner that would have satisfied the requirements of this Section 4.07 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased such Note.

(l)          Notwithstanding anything to the contrary in this Section 4.07, the Company will not be required to send a Fundamental Change Repurchase Notice or issue a press release pursuant to Section 4.07(b), or offer to repurchase or repurchase any Notes pursuant to this Section 4.07, in connection with a Fundamental Change occurring pursuant to clause (2)(b) (or pursuant to clause (1) that also constitutes a Fundamental Change occurring pursuant to clause (2)(b)) of the definition of “Change of Control,” if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 9.12 and, if applicable, Section 9.15, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 9.01(b)(iii) and includes, in such notice, a statement that the Company is relying on this Section 4.07(l). Any Fundamental Change with respect to which, in accordance with the provisions described in this Section 4.07(l), the Company does not offer to repurchase any Notes, an “Exempted Fundamental Change.”

Section 4.08     Effect of Fundamental Change Repurchase Notice.

(a)          Upon receipt by the Paying Agent of the Holder Repurchase Notice specified in Section 4.07, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Holder Repurchase Notice is validly withdrawn) thereafter be entitled solely to receive the Fundamental Change Repurchase Price with respect to such Note whether or not the Note is, in fact, properly delivered. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 4.07 have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.07. Notes in respect of which a Holder Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 9 hereof on or after the date of the delivery of such Holder Repurchase Notice unless such Holder Repurchase Notice has first been validly withdrawn.

(b)          A Holder Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent (or to the Company if it is acting as its own Paying Agent) at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)          the name of the Holder,

(ii)          a statement that the Holder is withdrawing all or a portion of its election with respect to the original Holder Repurchase Notice,

(iii)          the principal amount, if any, of such Note that remains subject to the original Holder Repurchase Notice and that has been or shall be delivered for purchase by the Company,

(iv)          if Certificated Notes have been issued, the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted (or, if Certificated Notes have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and

(v)          the principal amount of the Note with respect to which such notice of withdrawal is being submitted.

Section 4.09     Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (New York City time), on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 of the Base Indenture) an amount of cash in immediately available funds sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.

Section 4.10     Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 4.11     Covenant to Comply with Securities Laws upon Purchase of Notes. When complying with the provisions of Section 4.07 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 4.07 to be exercised in the time and in the manner specified in Section 4.07.  Notwithstanding anything to the contrary herein, to the extent that compliance with Section 4.07 would result in a violation of any applicable federal or state securities laws or other applicable laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.07 by virtue of the conflict.

Section 4.12     Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Notes, together with interest, if any, thereon (subject to the provisions of Section 7.01(f) of the Base Indenture), held by them for the payment of the Fundamental Change Repurchase Price.

ARTICLE 5
COVENANTS

Section 5.01     Payment of Notes. The Company shall make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to the Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time), by the Company. The principal amount of, and Interest on the Notes, and the Conversion Price Trigger Redemption Price and the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (which, in the case of a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with the Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

Section 5.02     Maintenance of Office or Agency. The Company shall maintain in the continental United States an office or agency of the Conversion Agent where Notes may be surrendered for conversion. The Corporate Trust Office of the Trustee located in the continental United States shall initially be such office or agency for the aforesaid purpose.

Section 5.03     Exchange Act Reports. The Company will send to the Trustee copies of all reports, information and documents that it is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to so file the same (after giving effect to all applicable grace periods under the Exchange Act).  However, the Company need not send to the Trustee any material for which it has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC.  Each report that the Company files with the SEC through the EDGAR system, provided the Company notifies the Trustee of each such filing and the location thereof in reasonable detail, will be deemed to have been delivered to the Trustee. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.04 of the Base Indenture).

ARTICLE 6
SUCCESSOR PERSON

Section 6.01     When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a)          the resulting, surviving or transferee person (the “Successor Person”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Person (if not the Company) will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Successor Person including the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Notes repurchased on each Fundamental Change Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and the Notes to be performed by the Company and fully and unconditionally guarantee all of the obligations of the Company or such Successor Person under the Notes and the Indenture;

(b)          immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Person as a result of such transaction as having been incurred by such Successor Person as the time of such transaction), no Default shall have occurred and be continuing; and

(c)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Person formed by such consolidation or into which the Company is merged or the Successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and except for obligations the Company may have under a separate supplemental indenture with respect to securities other than the Notes, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes. The Company, the Trustee and the Successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE 7
DEFAULTS AND REMEDIES

  Section 7.01     Events of Default. So long as any Notes are outstanding, each of the following shall be an “Event of Default”:

(a)          following the exercise by the Holder of the right to convert a Note in accordance with Article 9 hereof, the Company fails to comply with its obligations to deliver the consideration due upon conversion when due, and such failure continues for a period of five (5) days or more;

(b)          the Company defaults in its obligation to provide timely notice of a Fundamental Change or Make-Whole Fundamental Change to the Trustee and each Holder as required under the Indenture, in each case when due and such failure continues for a period of five (5) days or more;

(c)          the Company defaults in the payment of the principal amount of, or the Conversion Price Trigger Redemption Price or Fundamental Change Repurchase Price for, any Note when due at maturity, redemption, upon repurchase or otherwise (including, without limitation, upon the exercise by a Holder of its right to require the Company to repurchase such Notes pursuant to and in accordance with Section 4.07 hereof);

(d)          the Company defaults in the payment of any Interest when due and payable, and continuance of such default for a period of 30 days;

(e)          the Company fails to perform or observe any term, covenant or warranty or agreement in the Notes or the Indenture (other than those referred to in Section 7.01(a) through clause Section 7.01(d) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

(f)          a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of indebtedness for borrowed money of the Company or any Subsidiary (other than indebtedness that is non-recourse to the Company or any Subsidiary) in an aggregate principal amount of $25 million (or its foreign currency equivalent) or more, unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

(g)          the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X), in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any “Bankruptcy Law”) or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days; and

(h)          the commencement by the Company or any of its Significant Subsidiaries, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company, to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or (v) the making by the Company or any of its Significant Subsidiaries, of a general assignment for the benefit of creditors, or the admission by the Company or any  of its Significant Subsidiaries, in writing of its inability to pay its debts generally as they become due.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

For the avoidance of doubt, clauses (e) and (f) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clauses (e) and (f) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 7.02     Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(g) or Section 7.01(h) involving the Company and not solely one or more the Company’s Significant Subsidiaries) occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Notes and any accrued and unpaid Interest on all the Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 7.01(g) or Section 7.01(h) occurs and is continuing involving the Company (and not solely involving one or more of the Company’s Significant Subsidiaries), the principal amount of the Notes and any accrued and unpaid Interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holders) may rescind an acceleration and its consequences, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Notes and any accrued and unpaid Interest that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 7.03     Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Notes and any accrued and unpaid Interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 7.04     Special Interest. Notwithstanding anything to the contrary in this Article 7, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(e) arising from the Company’s failure to comply with its obligations under Section 5.03 will, for each of the first one hundred eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes.  If the Company has made such an election, then (i) the Notes will be subject to acceleration as set forth above on account of the relevant Reporting Event of Default from, and including, the one hundred eighty-first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred eighty-first (181st) calendar day.

Any Special Interest that accrues on a Note will be payable on the same dates and in the same manner as the stated Interest on such Note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof.  For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the stated Interest that accrues on such Note.  Each reference in this Indenture to Interest on any Note includes Special Interest, if any, that has accrued on such Note, unless the context requires otherwise.

To make the election to pay Special Interest as set forth above, the Company must provide notice of such election to Holders before the date on which each Reporting Event of Default first occurs.  The notice will also, among other things, briefly describe the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

ARTICLE 8
AMENDMENTS

Section 8.01     Without Consent of Holders. The Company and the Trustee may modify or amend the Indenture or the Notes without the consent of any Securityholder to:

(a)          comply with Section 9.12;

(b)          add guarantees with respect to the Notes or secure the Notes;

(c)          provide for the release of any guarantee added to the Notes pursuant to clause (b) above, unless such guarantee is required pursuant to Section 6.01(a);

(d)          add to the covenants or Events of Default of the Company for the benefit of the Holders;

(e)          surrender any right or power herein conferred upon the Company;

(f)          provide for conversion rights of Holders if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(g)          enter into supplemental indentures in accordance with Section 9.12 in connection with a Common Stock Change Event, including to provide that the Notes are convertible into Reference Property and make any other change required by or resulting from, but subject to, the provisions of Section 9.12;

(h)          provide for the assumption by a Successor Person of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 hereof;

(i)          provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that uncertificated Notes are issued in registered form for United States federal income tax purposes;

(j)          change the Conversion Rate in accordance with the Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 9 shall not adversely affect the interests of the Holders (after taking into account United States federal income tax and other consequences of such increase);

(k)          evidence the acceptance of appointment by a successor Trustee;

(l)          irrevocably elect or eliminate any Settlement Method or Specified Cash Amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 9.02;

(m)          comply with the requirements of the SEC or TIA in order to effect or maintain the qualification of the Indenture or any supplemental indenture under the TIA;

(n)          cure any ambiguity or to correct any mistake or supplement any provision herein or in the Notes that may be inconsistent with any other provision herein or that is otherwise defective;

(o)          make other changes to the Indenture or forms or terms of the Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders;

(p)          conform, as necessary, the Indenture and the forms or terms of the Notes, to the “Description of Notes” as set forth in the Preliminary Prospectus Supplement relating to the Notes, dated August 11, 2020, together with the related Pricing Term Sheet, dated August 11, 2020;

(q)          comply with the rules of any applicable Depositary for the Notes, including DTC;

(r)          establish the form of Notes if issued in definitive form (substantially in the form of Exhibit B);

(s)          provide for or confirm the issuance of additional Notes pursuant to this Indenture; or

(t)          evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee in accordance with the terms of the Indenture.

The Holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all the holders of all Notes, waive all compliance by the Company with provisions in the Indenture (other than the provisions of the Indenture whose modification or amendment otherwise requires the consent of the holder of each outstanding Note affected by such modification or amendment as set forth in Section 8.02); or waive any past Default or Event of Default under the Indenture and its consequences, except a Default or Event of Default in the payment of any amount due, or in the obligation to deliver consideration upon conversion or with respect to any Note or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

Section 8.02     With Consent of Holders. Except as provided below in this Section 8.02 and in Section 8.01, the Company and the Trustee may amend, modify or supplement the Indenture or the Notes with the written consent of the Holders of at least a majority of the principal amount of the Notes at the time outstanding.  Except as provided below in this Section 8.02 and in Section 8.01, the Holders of at least a majority of the principal amount of the Notes at the time outstanding may waive noncompliance in any particular instance with any provision of the Indenture or the Notes.

Without the written consent or the affirmative vote of each Holder affected thereby, an amendment, supplement or waiver under this Section 8.02 may not:

(a)          reduce the principal amount of or change the stated maturity of any Note, or the payment date of any installment of Interest payable on any Note;

(b)          reduce the Conversion Price Trigger Redemption Price or Fundamental Change Repurchase Price of, any Note or change the time at which or circumstances under which the Notes may be redeemed or repurchased;

(c)          change the currency of payment of such Notes or Interest, Conversion Price Trigger Redemption Price or Fundamental Change Repurchase Price thereon;

(d)          alter the manner of calculation or rate of accrual of Interest or extend the time for payment of any such amount or the Conversion Price Trigger Redemption Price or Fundamental Change Repurchase Price of any Note;

(e)          impair the right of any Holder to receive payment on or with respect to, or conversion of, any Note or to bring suit for the enforcement of any such payment;

(f)          adversely affect the repurchase option of the Holders as provided in Article 4 or the right of the Holders to convert any Note as provided in Article 9, except as otherwise permitted pursuant to Article 6 or Section 9.12 hereof;

(g)          modify the redemption provisions of Article 4 in a manner adverse to the Holders;

(h)          change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in the Indenture;

(i)          change the contractual priority in right of payment of the Notes as obligations of the Company that are (i) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated by contract to the Notes and (ii) equal in right of payment with the Company’s existing and future indebtedness that is not so expressly subordinated (it being understood, for the avoidance of doubt, that (x) the Notes will not be deemed to be subordinated in right of payment to any other indebtedness solely because the Notes are unsecured and such other indebtedness is secured; and (y) the Notes will not be deemed to be subordinated in right of payment to any indebtedness of the Company’s Subsidiaries that do not guarantee the Notes);

(j)          modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Notes required to amend, modify or supplement the Indenture or the Notes or waive an Event of Default, except to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of each Holder affected thereby; or

(k)          reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 8.02 or the consent of whose Holders is required for any waiver provided for in the Indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 8.02 becomes effective, the Company shall send to each Holder a notice briefly describing the amendment.

Section 8.03     Satisfaction and Discharge. The Company may satisfy and discharge its obligations under the Indenture by delivering to the Trustee for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the Holders, as applicable, after all then-outstanding Notes have become due and payable, whether at the Stated Maturity, or any Redemption Date or Fundamental Change Repurchase Date, or upon conversion or otherwise, cash (or, if applicable with respect to any conversion shares of the Common Stock or other Reference Property) sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by the Company. Notwithstanding the foregoing, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture shall survive any such satisfaction or discharge.

ARTICLE 9
CONVERSIONS

Section 9.01     Conversion Privilege.

(a)          Subject to the provisions of Section 4.07 and Section 9.02, the Notes shall be convertible (i) prior to the close of business on the Business Day immediately preceding November 17, 2025, upon satisfaction of one or more of the conditions set forth in Section 9.01(b), (ii) at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, unless the Company fails to pay the Conversion Price Trigger Redemption Price, if the Company has called the Notes for redemption pursuant to Article 4 hereof, even if the Notes are not otherwise convertible at that time; and (iii) at any time from, and including, November 17, 2025 to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity, irrespective of the conditions set forth in Section 9.01(b), in each case, into cash, shares of Common Stock, or a combination thereof, as set forth in Section 9.02, in accordance with this Article 9.  For the avoidance of doubt, from and after the close of business on the second Business Day immediately preceding the Redemption Date referred to in clause (a)(ii) above, the right to convert such Note on account of such redemption will expire, unless the Company fails to pay the related Redemption Price, in which case the Holders of Notes called for redemption may convert such Notes called for redemption at any time until the Redemption Price has been paid or duly provided for.

(b)          (i) Prior to the close of business on the Business Day immediately preceding November 17, 2025, Holders may surrender their Notes for conversion during any calendar quarter after the calendar quarter ending September 30, 2020 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock for each of twenty (20) or more Trading Days (whether or not consecutive) in a period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter exceeds the Conversion Trigger Price in effect on the each applicable Trading Day. The Board of Directors will make appropriate adjustments to the Closing Sale Price of the Common Stock, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during the thirty (30) consecutive Trading Day period set forth in the preceding sentence. The Company shall determine at the beginning of each calendar quarter commencing after September 30, 2020 whether the Notes may be surrendered for conversion in accordance with this Section 9.01(b)(i) and shall notify the Conversion Agent and the Trustee within ten (10) Business Days of the first day of such calendar quarter if the Notes become convertible in accordance with this Section 9.01(b)(i).

(ii)          Prior to the close of business on the Business Day immediately preceding November 17, 2025, Holders may surrender their Notes for conversion during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (the “Security Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(b)(ii), for each Trading Day in such Security Measurement Period was equal to or less than 97% of the Conversion Value of the Notes on such Trading Day (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 9.01(b)(ii) and the definition of Trading Price set forth herein. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 9.01(b)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of at least $1.0 million aggregate principal amount of Notes then outstanding provides the Company with written notice that includes reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be equal to or less than 97% of the Conversion Value of the Notes. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each of the next ten (10) Trading Days until the Trading Price Condition is no longer satisfied. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required pursuant to this Section 9.01(b)(ii), the Trading Price per $1,000 principal amount of the Notes shall be deemed to be equal to 97% of the Conversion Value of the Notes on each Trading Day that the Company fails to do so. If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 97% of the Conversion Value, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(iii)          If, prior to November 17, 2025, there occurs (1) a Fundamental Change, (2) a Make-Whole Fundamental Change or (3) a Common Stock Change Event (other than, in the case of this clause (3), a transaction described in Section 9.12(i) that complies with the Company’s obligations under Article 6, if applicable, and is not a Fundamental Change or a Make-Whole Fundamental Change), in each case other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change, then a Holder may surrender its Notes for conversion at any time during the period that begins on, and includes, the effective date of the transaction and ends on, and includes, the thirty-fifth (35th) Business Day after the effective date of the transaction (or, if such transaction also constitutes a Fundamental Change (other than an Exempted Fundamental Change), until the close of business on the Business Day prior to related Fundamental Change Repurchase Date).  The Company will notify Holders and the Trustee of any such transaction no later than the actual effective date of such transaction. In addition, if the transaction is a Fundamental Change, then the Notes may also be surrendered for repurchase as provided in Section 4.07.

(iv)          Prior to the close of business on the Business Day immediately preceding November 17, 2025, if the Company elects to:

(A)          distribute to all or substantially all holders of Common Stock any rights, options or warrants (other than rights issued pursuant to a shareholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this Section 9.01(b)(iv)(A) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date such distribution is announced; or

(B)          distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities (excluding (i) distributions solely pursuant to a transaction described in Section 9.06(a); and (ii) rights issued pursuant to a shareholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this Section 9.01(b)(iv)(B) upon their separation from the Common Stock or upon the occurrence of such triggering event), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in each case, the Company shall notify Holders and the Trustee at least forty-five (45) Business Days before the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution and the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time.  However, the Company will not be required to provide such notice, and Holders will not have the right to convert their Notes pursuant to this Section 9.01(b)(iv)(B), if each Holder participates, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in such distribution without having to convert their Notes as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such distribution, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(c)          A Holder may convert a portion of the principal amount of a Note if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of the Indenture that apply to conversion of all of a Note also apply to conversion of a portion of such Note.

(d)          If the Notes shall be convertible in accordance with this Section 9.01, the Company shall provide written notice to the Trustee, the Conversion Agent (if other than the Trustee) and Holders, and the Company shall publicly announce, through a reputable national newswire service, that the Notes have become convertible, stating, among other things:

(i)          the event causing the Notes to become convertible;

(ii)          the time during which the Notes shall be convertible as a result of that event;

(iii)          if that event is a transaction described under Section 9.01(b)(iii) or Section 9.01(b)(iv), the effective date of the transaction; and

(iv)          the procedures Holders must follow to convert their Notes, including the name and address of the Conversion Agent.

The Company shall send the notice as soon as practicable, but in no event later than the open of business on the Business Day immediately following the date the Notes become convertible as a result of the event.

Section 9.02     Conversion Procedure and Payment Upon Conversion.

(a)          To convert a Note, a Holder  of a Certificated Note must (1) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, required by Section 9.02(c), and (5) pay any tax or duty if required pursuant to Section 9.04. If a Holder holds a beneficial interest in a Global Note, to convert such Note, the Holder must comply with clauses (4) and (5) above and the Depositary’s procedures for converting a beneficial interest in a Global Note.

Upon conversion of a Holder’s Note, in satisfaction of its conversion obligation, the Company shall pay or deliver, as the case may be, at its election, through the Conversion Agent, (i) shares of Common Stock, together with cash in lieu of any fractional share (“Physical Settlement”), (ii) cash (“Cash Settlement”), or (iii) a combination of cash and shares of Common Stock, together with cash in lieu of any fractional share (“Combination Settlement”) as set forth in this Section 9.02(a). The Company, or the Trustee at the direction of the Company and in the Company’s name and at its expense, shall inform Holders of the Settlement Method it elects to satisfy its obligation upon conversion (and the Specified Cash Amount, if applicable, as follows):

(i)          in respect of Notes converted with a Conversion Date that is after the forty-fifth (45th) Scheduled Trading Day immediately preceding the Stated Maturity, no later than the forty-fifth (45th) Scheduled Trading Day immediately preceding the Stated Maturity; and

(ii)          in all other cases, no later than the Business Day following the applicable Conversion Date;

provided, however, that if the Company calls any Notes for redemption, then (x) the Company will specify in the related redemption notice the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such redemption notice and before the related Redemption Date; and (y) if the related Redemption Date is after the forty-fifth (45th) Scheduled Trading Day immediately preceding the Stated Maturity, then such Settlement Method must be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after the forty-fifth (45th) Scheduled Trading Day immediately preceding the Stated Maturity.  Except as provided in the preceding sentence, the Company must use the same Settlement Method for all conversions with a Conversion Date that occur on the same day, but the Company will not be obligated to use the same Settlement Method for conversions with Conversion Dates that occur on different days.

If the Company fails to give notice within the time periods provided for in the immediately preceding sentence as to how it intends to settle its conversion obligation with respect to such Notes, then the Company will be deemed to have elected the Default Settlement Method and such failure will not be deemed to be a Default.  If the Company elects Combination Settlement but fails to specify the Specified Cash Amount, then the Specified Cash Amount will be deemed to be $1,000 per $1,000 principal amount of Notes.

The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to irrevocably fix the Settlement Method, or to irrevocably elect Combination Settlement and eliminate a Specified Cash Amount or range of Specified Cash Amounts, in each case that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. Such Settlement Method must be a Settlement Method that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 9.02(a)) If the Company irrevocably elects Combination Settlement and eliminates a Specified Cash Amount or a range of Specified Cash Amounts, then (i) the Company will simultaneously change the Default Settlement Method, if needed, to Combination Settlement with a Specified Cash Amount that is consistent with such irrevocable election; and (ii) the Company will continue to have the ability to elect the Specified Cash Amount (to any Specified Cash Amount that is consistent with such irrevocable election) for subsequent conversions of Notes in the manner, and within the time periods, set forth above. Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Section 9.02(a).  For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the Indenture or the Notes, including pursuant to Section 8.01(l). However, the Company may nonetheless choose to execute such an amendment at its option. If the Company sends such notice irrevocably fixing the Settlement Method, such notice must set forth the applicable Settlement Method and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method pursuant to this paragraph, then the Company will either post the Default Settlement Method or fixed Settlement Method, as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with the SEC.

Except as provided in Sections 9.06, 9.12 and 9.15, the Company will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if Cash Settlement or Combination Settlement applies, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of such Observation Period; and (ii) if Physical Settlement applies, on or before the second (2nd) Business Day immediately after such Conversion Date (or, if such Conversion Date occurs after February 1, 2026, on the Stated Maturity (or, if the Stated Maturity is not a Business Day, the next Business Day).

The amount of cash and number of shares of Common Stock, as the case may be, due upon conversion of Notes will be as follows:

(1)          If the Company elects (or is deemed to have elected) Physical Settlement, the Company shall deliver to each converting Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be converted, divided by (B) $1,000 multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as provided in Section 9.03).

(2)          If the Company elects (or is deemed to have elected) Cash Settlement, the Company shall pay to each converting Holder, for each $1,000 principal amount of Notes so converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the forty (40) consecutive VWAP Trading Days in the relevant Observation Period.

(3)          If the Company elects (or is deemed to have elected) Combination Settlement, the Company shall deliver to each converting Holder, for each $1,000 principal amount of Notes to be converted, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the forty (40) consecutive VWAP Trading Days in the relevant Observation Period (provided that the Company will deliver cash in lieu of fractional shares as provided in Section 9.03).

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any). The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(b)          A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote, respond to tender offers and receive dividends and notices of shareholder meetings, until the close of business on the Conversion Date (in the case of Physical Settlement) or the close of business on the last VWAP Trading Day of the applicable Observation Period (in the case of Combination Settlement). On and after the Conversion Date with respect to a conversion of a Note pursuant hereto, all rights of the Holder of such Note shall terminate, other than the right to receive the consideration deliverable upon conversion of such Note as provided herein (and, if applicable, any interest payment as provided in Section 9.02(c)).

(c)          Except as provided in the Notes or in this Article 9, no payment or adjustment will be made for accrued interest, if any, on a converted Note or for dividends on any Common Stock issued on or prior to conversion, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. On conversion of a Note, accrued interest, if any, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as delivered, to the extent thereof, first in exchange for accrued interest, if any, and the balance, if any, of the fair market value of such Common Stock (and any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as delivered in exchange for the remaining principal payments due on the Note being converted pursuant to the provisions hereof. If any Holder surrenders a Note for conversion after the close of business on the Interest Record Date for the payment of an installment of interest and prior to the open of business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of accrued and unpaid interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of the full amount equal to the accrued and unpaid interest payable on such Interest Payment Date on the portion so converted; provided further, however, that such payment to the Conversion Agent provided for in the immediately preceding proviso in respect of a Note surrendered for conversion shall not be required with respect to a Note that (i) the Company has specified a Redemption Date that is after an Interest Record Date but on or prior to the second Business Day immediately after the corresponding Interest Payment Date (ii) is surrendered for conversion after the close of business on February 1, 2026, the Interest Record Date immediately preceding the Stated Maturity or (iii) is surrendered for conversion after the close of business on an Interest Record Date for the payment of an installment of interest and on or before the Business Day immediately after the related Interest Payment Date, where, pursuant to Section 4.07, the Company has specified, a Fundamental Change Repurchase Date that is after such Interest Record Date and on or before such Interest Payment Date; provided further that, if the Company shall have, prior to the Conversion Date with respect to a Note, defaulted in a payment of interest on such Note, then in no event shall the Holder of such Note who surrenders such Note for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.14 of the Base Indenture or otherwise (it being understood that nothing in this Section 9.02(c) shall affect the Company’s obligations under Section 2.14 of the Base Indenture).

(d)          If a Holder converts more than one Note at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Notes converted.

(e)          Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

(f)          If the last day on which a Note may be converted is not a Business Day in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

Section 9.03     Cash In Lieu Of Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company shall pay cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Conversion Date (in the case of Physical Settlement) or the Volume-Weighted Average Price per share of the Common Stock on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

Section 9.04     Taxes On Conversion.

If a Holder converts its Note, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue and delivery, if any, of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty that will be due because such shares are to be issued in a name other than such Holder’s name.

Section 9.05     Company to Provide Common Stock.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes. The shares of Common Stock, if any, due upon conversion of a Global Note shall be delivered by the Company in accordance with the Depositary’s customary practices.

All shares of Common Stock that may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed.

Section 9.06     Adjustment Of Conversion Rate.

The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events, except that the Company will not make any adjustment to the Conversion Rate if each Holder of Notes participates (other than in the case of a transaction described in Section 9.06(a) or Section 9.06(e)), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.06 without having to convert such Holder’s Notes as if such Holder held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder:

(a)          If the Company issues shares of Common Stock as a dividend or distribution on the shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,
CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR1	=
the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 9.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 9.06(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 9.06(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)          If the Company distributes, to all or substantially all holders of the Common Stock, any rights, options or warrants entitling such Holders, for a period expiring not more than sixty (60) days immediately following the record date of such distribution, to purchase or subscribe for shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date such distribution is announced, the Conversion Rate shall be increased based on the following formula:

where,
CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of Common Stock equal to (x) the aggregate price payable to exercise such rights, options or warrants, divided by (y) the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date such distribution is announced.

Any increase made under this Section 9.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 9.06(b) and Section 9.01(b)(iv), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date such distribution is announced, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.  Except as provided in the last two sentences of the prior paragraph, in no event shall the Conversion Rate be decreased pursuant to this Section 9.06(b).

(c)

(i)          If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (i) dividends, distributions or issuances covered by Section 9.06(a) and Section 9.06(b) (including, for the avoidance of doubt, any such dividends, distributions or issuance for which an adjustment to the Conversion Rate is not yet effected pursuant to such Section 9.06(a) or Section 9.06(b), as applicable, due to the application of the 1% Provision), (ii) dividends or distributions paid exclusively in cash referred to in Section 9.06(d) (including, for the avoidance of doubt, any such dividends or distributions for which an adjustment to the Conversion Rate is not yet effected pursuant to such Section 9.06(d) due to the application of the 1% Provision), (iii) dividends or distributions solely pursuant to a Common Stock Change Event, as to which Section 9.12 will apply, and (iv) Spin-Offs to which the provisions set forth in Section 9.06(c)(ii) shall apply (subject, for the avoidance of doubt, to the 1% Provision) (any of such shares of Capital Stock, evidences of indebtedness or other assets, securities or property, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, the “Distributed Assets”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
SP	=
the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 9.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Assets that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

Any increase made under this Section 9.06(c)(i) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

(ii)          If the Company dividends or distributes, to all or substantially all holders of the Common Stock, shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (other than a distribution solely pursuant to a Common Stock Change Event, as to which Section 9.12 will apply) where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where
CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;
FMV	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Spin-Off Valuation Period.
The increase to the Conversion Rate under the preceding paragraph will be determined as of the end of the Spin-Off Valuation Period but will be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off, with retroactive effect.  If a Note is converted and the Conversion Date (in the case of Physical Settlement) or any VWAP Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

Except as provided in the last sentence of the fourth paragraph of Section 9.06(c)(i), in no event shall the Conversion Rate be decreased pursuant to this Section 9.06(c).

(d)          If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where
CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP	=	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount in cash per share of Common Stock the Company dividends or distributes to holders of its Common Stock.
Such increase shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such dividend or distribution.

Except as provided in the last sentence of the second paragraph of this Section 9.06(d), in no event shall the Conversion Rate be decreased pursuant to this Section 9.06(d).

(e)          If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average (such average, the “Reference Price”) of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period (the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where
CR0	=	the Conversion Rate in effect immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires;
CR1	=	the Conversion Rate in effect immediately after the Expiration Time;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=
the number of shares of Common Stock outstanding immediately prior to the Expiration Time (before giving effect to the purchase of all shares of the Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of the Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the Reference Price.
The adjustment to the Conversion Rate pursuant to this Section 9.06(e) will be determined as of the end of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect.  If a Note is converted and the Conversion Date (in the case of Physical Settlement) or any VWAP Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period. In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(e).

(f)          Notwithstanding anything to the contrary in the Indenture or the Notes, if:

(i)          a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to subsections (a), (b), (c), (d) and (e) of this Section 9.06;

(ii)          a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii)          the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)          the consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)          such shares would be entitled to participate in such dividend or distribution,

then (x) such Conversion Rate adjustment will not be given effect for such conversion (in the case of Physical Settlement) or for such VWAP Trading Day (in the case of Combination Settlement); and (y) the shares of Common Stock, if any, issuable upon such conversion (in the case of Physical Settlement) or issuable with respect to such VWAP Trading Day (in the case of Combination Settlement) based on such unadjusted Conversion Rate will be entitled to participate in such dividend or distribution.

(g)          Notwithstanding anything to the contrary, if:

(i)          a Note is to be converted;

(ii)          the record date, effective date or Expiration Time for any event that requires an adjustment to the conversion rate pursuant to subsections (a), (b), (c), (d) and (e) of this Section 9.06 has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii)          the consideration due upon such conversion (in the case of Physical Settlement) or due in respect of such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of the Common Stock; and

(iv)          such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement).  In such case, if the date the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will (x) deliver, on such date the Company is otherwise required by this Indenture, the consideration due upon such conversion based on the applicable unadjusted Conversion Rate(s); and (ii) deliver, on the Business Day immediately after such first date, any additional consideration arising from giving effect to such adjustment to the applicable Conversion Rate(s).

(h)          As used in this Section 9.06, “record date” means, with respect to any dividend distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(i)          If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then (i) the Company will not adjust the Conversion Rate pursuant to the provisions described in subsections (a), (b), (c), (d) and (e), inclusive, of this Section 9.06 until the earliest of these triggering events occurs; and (ii) if an adjustment was made to the Conversion Rate on account of such issuance pursuant to subsection (b) of this Section 9.06, then the Company will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

(j)          In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, from time to time and to the extent permitted by law and the continued listing requirements of the NYSE, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be sent to each Holder, no later than the first day on which such increase commences.

(k)          All calculations under this Article 9 shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

Section 9.07     No Adjustment.

Notwithstanding anything herein or in the Notes to the contrary, in no event shall the Conversion Rate be adjusted:

(a)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(b)          upon the issuance of any shares of Common Stock or restricted stock, restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(c)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (b) above and outstanding as of the date the Notes were first issued;

(d)          for a third party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries set forth in Section 9.06(e);

(e)          solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act;

(f)          for accrued and unpaid Interest, if any;

(g)          upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described in Section 9.06; or

(h)          for a change in the par value of shares of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 9.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for redemption; and (iv) November 17, 2025.  The provisions of this this paragraph are referred to herein as the “1% Provision.”

No adjustment to the Conversion Rate need be made pursuant to Section 9.06 for a transaction (other than for share splits or share combinations pursuant to Section 9.06(a)) if the Company provides for each Holder to participate in the transaction, at the same time that holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect on the record date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 9.06 on account of such transaction) and the aggregate principal amount of Notes held by such Holder and whose denominator is one thousand dollars ($1,000).

Section 9.08     Other Adjustments.

In the event that, as a result of an adjustment made pursuant to Section 9.06 hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 9.

Section 9.09     Adjustments For Tax Purposes.

Except as prohibited by law the Company may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 9.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

Section 9.10     Notice Of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly send to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 9.11     Notice Of Certain Transactions.

In the event that:

(1)          the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2)          the Company takes any action that would require a supplemental indenture pursuant to Section 9.12, or

(3)          there is a dissolution or liquidation of the Company,

the Company shall send to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 9.11. The Company shall send such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to Section 9.06(b), Section 9.06(c), Section 9.06(d) or Section 9.06(e), thirty (30) Business Days) before such date; however, failure to send such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 9.11.

Section 9.12     Effect Of Reclassifications, Consolidations, Mergers, Binding Share Exchanges Or Sales On Conversion Privilege.

If the Company:

(i)          reclassifies the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock to which Section 9.06 applies);

(ii)          is a party to a consolidation, merger or binding statutory share exchange; or

(iii)          sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company,

in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, including any combination thereof (such an event, a “Common Stock Change Event,” and such cash, securities or property, the “Reference Property,” and the amount and kind of reference property that a holder of one share of the Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary,

(A)          at the effective time of such Common Stock Change Event, (i) the consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 9 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (ii) for purposes of Section 4.01, each reference to any number of shares of the Common Stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (iii) for purposes of the definition of “Fundamental Change,” “Change of Control,” “Termination of Trading” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (or American Depositary Shares representing common equity), if any, forming part of such Reference Property;

(B)          if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Cash Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event and will pay the cash due upon such conversions no later than the second (2nd) Business Day after such Conversion Date; and

(C)          for these purposes, the Volume-Weighted Average Price or Closing Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 9.12.

None of the foregoing provisions of this Section 9.12 shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, in accordance with Section 9.01 and Section 9.02 hereof, prior to the effective date of such Common Stock Change Event.

In the event the Company shall execute a supplemental indenture in accordance with this Section 9.12 in connection with a Common Stock Change Event, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any such Common Stock Change Event and any adjustment to be made with respect thereto. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 9. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 9.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

Section 9.13     Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article 9 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 9.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article 9.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 9.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 9.12 hereof.

Section 9.14     Rights Distributions Pursuant To Shareholders’ Rights Plans.

Upon conversion of any Note or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, such shares of Common Stock upon conversion, the rights described in any future shareholders’ rights plan(s) of the Company then in effect, unless the rights have separated from the Common Stock prior to the time of conversion in accordance with the provisions of the applicable rights plan, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Assets as described in Section 9.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.15     Increased Conversion Rate Applicable To Certain Notes Surrendered In Connection With Make-Whole Fundamental Changes.

(a)          If, prior to the Stated Maturity, there occurs any event or transaction (a “Make-Whole Fundamental Change”) that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, after giving effect to the proviso immediately after clause (3) of the definition of Change of Control), but excluding the Non-Ownership Change of Control exception), then, notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 9, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the notice referred to in Section 9.15(e)) to, and including, the date that is thirty-five (35) Business Days after such Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to the close of business on the Business Day prior to the Fundamental Change Repurchase Date corresponding to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 9.15, otherwise apply to such Note pursuant to this Article 9, plus an amount equal to the Make-Whole Applicable Increase.

(b)          As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:
	Applicable Stock Price
Effective Date	$4.81	$6.00	$6.97	$8.00	$9.07	$12.00	$15.00	$20.00	$40.00	$60.00	$80.00	$100.00
August 14, 2020	64.5207	46.1183	37.1851	30.7763	26.0628	18.1950	13.6533	9.2460	2.8443	0.9457	0.2316	0.0000
February 15, 2021	64.5207	44.2467	35.3529	29.0825	24.5402	17.0833	12.8280	8.7120	2.7143	0.9132	0.2269	0.0000
February 15, 2022	64.5207	40.1117	31.2166	25.2263	21.0628	14.5375	10.9307	7.4635	2.3838	0.8197	0.2051	0.0000
February 15, 2023	64.5207	35.5500	26.4433	20.7113	16.9835	11.5650	8.7087	5.9815	1.9620	0.6935	0.1773	0.0000
February 15, 2024	64.5207	30.6400	20.8666	15.3500	12.1665	8.1208	6.1313	4.2380	1.4295	0.5222	0.1354	0.0000
February 15, 2025	64.5207	25.5650	14.0043	8.7375	6.4300	4.1742	3.1680	2.2050	0.7680	0.2945	0.0793	0.0000
February 15, 2026	64.5207	23.2867	0.0933	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)          if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty-five (365) or three hundred and sixty-six (366) day year, as applicable;

(ii)          if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $100.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 9.15(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $4.81 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 9.15(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)          if an event occurs that requires, pursuant to this Article 9 (other than solely pursuant to this Section 9.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 9, immediately after such adjustment to the Conversion Rate;

(iv)          each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is to be adjusted pursuant to Section 9.06 through Section 9.14; and

(v)          in no event shall the Conversion Rate applicable to any Note be increased pursuant to this Section 9.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Note to exceed 207.9002 shares of Common Stock per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article 9.

(c)          Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 9.01(b)(iii), the Company shall, at its option, satisfy its conversion obligation by delivering or paying, as the case may be, shares of Common Stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of Common Stock (together with cash in lieu of any fractional share) in accordance with Section 9.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change the consideration for the Common Stock is comprised entirely of cash, then, for any conversion of Notes with a Conversion Date occurring on or after the Effective Date of such Make-Whole Fundamental Change, the conversion obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount, per $1,000 principal amount of converted Notes, equal to the applicable Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the cash due upon conversion shall be determined and paid to Holders in cash on the second (2nd) Business Day following such Conversion Date.

(d)          As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes is a transaction or series of related transactions described in clause (3) of the definition of Change of Control, and the consideration (excluding cash payments for fractional shares or pursuant to statutory dissenters’ or appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e)          The Company shall send to the Trustee, the Conversion Agent and the Holders notice of the Effective Date of any Make-Whole Fundamental Change and the applicable Make-Whole Applicable Increase in accordance with Section 9.01(b)(iii).

(f)          For avoidance of doubt, the provisions of this Section 9.15 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 4 with respect to a Make-Whole Fundamental Change.

(g)          Nothing in this Section 9.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 9.06 in respect of a Make-Whole Fundamental Change.

ARTICLE 10
MISCELLANEOUS

Section 10.01     Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies, or conflicts with another provision that is required to be included in the Indenture by the TIA, the required provision shall control.

Section 10.02     Notices. Any request, demand, authorization, notice, waiver, consent or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:

if to the Company:

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043
Facsimile: (281) 618-0505
Attn: General Counsel

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, 7th floor, Suite 700
Chicago, IL 60602
Facsimile: (312) 827-8522
Attn: Corporate Trust – Glen Ford

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.

If the Company sends a notice or communication to the Securityholders, it shall send a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to the Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of the Indenture.

Section 10.03     Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under the Indenture or the Notes.

The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 10.04     Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.05     Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 10.06     Execution as Supplemental Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance herewith, and all of the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.07     Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 10.08     Governing Law. This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 10.09     Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “.pdf” or “.tif”) transmission shall be deemed to be their original signatures for all purposes.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures using DocuSign and Adobe Sign. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Note or any other certificate, instrument, agreement or other document delivered pursuant to this Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 3.02 of this Supplemental Indenture, Section 2.04 of the Base Indenture, paragraph 19 of the Global Note or elsewhere in this Supplemental Indenture, the Base Indenture or the Global Note to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

Section 10.10     Tax Matters. Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on a Note (or any payments on the Common Stock) of or sales proceeds received by or other funds or assets of the Holder or beneficial owner.

    Section 10.11     Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

HELIX ENERGY SOLUTIONS GROUP, INC.

6.75% Convertible Senior Notes Due 2026

CUSIP: [__]          Principal Amount:  $[__]

No. [__]          Original Issue Date: [__]

HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of [__] Dollars ($[__]), on February 15, 2026.

Interest Rate:  6.75% per year.

Interest Payment Dates:  February 15 and August 15 of each year, commencing [__].

Interest Record Date:  February 1 and August 1 of each year.

Except as otherwise provided in the Indenture referred to on the reverse hereof, interest will accrue from, and including, the last Interest Payment Date as of which interest has been duly paid or provided for (or, if no such Interest Payment Date, from, and including, [__]) to, but excluding, the next Interest Payment Date.

Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date: [__]

HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies that this is one
of the Notes referred to in the
within-mentioned Indenture.

By
Authorized Signatory

Dated: [__]

[FORM OF REVERSE OF GLOBAL NOTE]

6.75% Convertible Senior Notes Due 2026

This Note is one of a duly authorized issue of 6.75% Convertible Senior Notes Due 2026 (the “Notes”) of Helix Energy Solutions Group, Inc., a Minnesota corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of August 14, 2020 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of August 14, 2020 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.            Interest.

The Notes shall bear interest on the principal amount thereof at a rate of 6.75% per year.

Interest shall be payable semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30 day months.

The Company shall pay Interest to the Securityholder of record on the Interest Record Date even if the Company elects to redeem or Securityholders elect to require the Company to repurchase, the Notes on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company shall pay accrued and unpaid Interest on the Notes being redeemed to, but not including, the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, to the Securityholder of record on the Interest Record Date.

If the principal amount of any Note, or any accrued and unpaid Interest, are not paid when due (whether upon acceleration pursuant to Section 7.02 of the Indenture, upon the date set for payment of the Conversion Price Trigger Redemption Price pursuant to Section 5 hereof, upon the date set for payment of the Fundamental Change Repurchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Notes, or upon the Interest Payment Dates), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 6.75% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2.           Method of Payment.

Except as provided below, the Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes, which amounts shall be paid (A) in the case this Note is a Global Note, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Note is a Certificated Note held by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Note is a Certificated Note held by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Notes, by mailing a check to the address of such Holder set forth in the register of the Registrar.

At Stated Maturity, the Company shall pay Interest on Certificated Notes at the Company’s office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 240 Greenwich Street, New York, NY 10286.

Subject to the terms and conditions of the Indenture, the Company shall make payments in cash in respect of Conversion Price Trigger Redemption Prices, Fundamental Change Repurchase Prices, and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.           [Reserved].

4.           Ranking; Additional Notes.

The Notes are general unsecured obligations of the Company. The Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes with the same terms (subject to certain exceptions) as the Notes in an unlimited aggregate principal amount, provided that if the additional Notes are not fungible with the Notes offered hereby for United States federal income tax purposes, then they must be issued with a different CUSIP number. The Notes and any such additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the Notes.

The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.           Redemption at the Option of the Company.

No sinking fund is provided for the Notes. On or after August 15, 2023 (but, in the case of a partial redemption, no later than the 40th Scheduled Trading Day immediately before the Stated Maturity), the Company, at its option, may redeem (a “Conversion Price Trigger Redemption”) the Notes for U.S. legal tender (“cash”) at any time, in whole or in part, upon not less than 45 nor more than 65 Scheduled Trading Days’ notice, if the Closing Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect on (x) the Trading Day immediately preceding the date on which the Company provides a notice of redemption and (y) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides a notice of redemption in accordance with Section 4.03 of the Supplemental Indenture. The redemption price for each $1,000 principal amount of Notes to be redeemed (the “Conversion Price Trigger Redemption Price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, plus (iii) the Make-Whole Premium (as defined in the Indenture). The Company must make these Make-Whole Premium payments on all Notes called for redemption prior to the Stated Maturity, including Notes subject to redemption that are converted after the date the Company delivered a notice of redemption.

In no event shall any Note be redeemable before August 15, 2023.

6.           Purchase By the Company at the Option of the Holder.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Notes held by such Holder after the occurrence of a Fundamental Change for a Fundamental Change Repurchase Price equal to the principal amount of those Notes plus accrued and unpaid Interest, if any, on those Notes up to, but not including, the Fundamental Change Repurchase Date.

Holders have the right to withdraw any Note surrendered for repurchase by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be purchased as of the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent, Interest shall cease to accrue on such Notes (or portions thereof) on and following such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Note, subject to the terms of the Indenture.

7.           Notice of Redemption.

Notice of redemption pursuant to Section 5 of this Note shall be sent at least forty-five (45) Scheduled Trading Days before the Redemption Date to each Holder to be redeemed. If money sufficient to pay the Conversion Price Trigger Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date, Interest shall cease to accrue on such Notes or portions thereof, subject to the terms of the Indenture. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.           Conversion.

Upon the occurrence of certain events and during certain periods, the Notes shall be convertible into cash, shares of Common Stock, or a combination thereof in accordance with Article 9 of the Supplemental Indenture. To convert a Note, a Holder must satisfy the requirements of Section 9.02(a) of the Supplemental Indenture. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Note may be converted after the close of business on the Business Day immediately preceding the Stated Maturity.

Upon conversion of a Note, the Holder thereof shall be entitled to receive the cash, shares of Common Stock, or a combination thereof, payable upon conversion in accordance with Article 9 of the Supplemental Indenture.

The initial Conversion Rate is 143.3795 shares of Common Stock per $1,000 principal amount of Notes (which results in an effective initial Conversion Price of approximately $6.97 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver cash in lieu of any fractional share.

The Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with the Notes and Article 9 of the Supplemental Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 9.15 of the Supplemental Indenture, otherwise apply to such Note pursuant to Article 9 of the Supplemental Indenture, plus an amount equal to the Make-Whole Applicable Increase.

9.           Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

10.          Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed or any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased).

11.          Persons Deemed Owners.

The registered holder of this Note may be treated as the owner of this Note for all purposes.

12.          Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.         Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Notes as set forth in Section 8.01 of the Indenture.

14.         Defaults and Remedies.

If any Event of Default with respect to Notes shall occur and be continuing, the principal amount of the Notes and any accrued and unpaid Interest on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

15.         Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.         Calculations in Respect of Notes.

The Company or its agents shall be responsible for making all calculations called for under the Notes including, but not limited to, determination of the market prices for the Notes and of the Common Stock, the Conversion of the Notes, the Closing Sale Prices, the Volume-Weighted Average Prices, Daily Settlement Amounts and the Conversion Rates of the Notes, including adjustments to any of the foregoing required by the Indenture. Any calculations made in good faith and without manifest error shall be final and binding on all Holders. The Company or its agents shall be required to deliver to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and Conversion Agent shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

17.         United States Federal Income Tax Treatment.

The Company, and each Holder and beneficial owner of a Note, agree to treat the Notes as indebtedness for United States federal income tax purposes.

18.         No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.         Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

20.         Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

Copy of Indenture.

The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture that has in it the text of this Note in larger type. Requests may be made to:

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North Suite 400
Houston, TX 77043
Attn:  General Counsel
Facsimile No.:  281-618-0505

Assignment Form	Conversion Notice
To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

__________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

To convert this Note, check the box ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Date: __________ Your Signature: _______________ (Sign exactly as your name appears on the other side of this Note) Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program By: _________________________________________________ Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES
OF GLOBAL NOTE

Initial Principal Amount of Global Note: [__] ($[__]).

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

EXHIBIT B

[FORM OF FACE OF CERTIFICATED NOTE]

HELIX ENERGY SOLUTIONS GROUP, INC.

6.75% Convertible Senior Notes Due 2026

CUSIP: [__]

Principal Amount:  $[__]

No.

HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation, promises to pay to [__] or registered assigns, the principal amount of [__], on February 15, 2026.

Interest Rate:  6.75% per year.

Interest Payment Dates:  February 15 and August 15 of each year, commencing [__].

Interest Record Date:  February 1 and August 1 of each year.

Except as otherwise provided in the Indenture referred to on the reverse hereof, interest will accrue from, and including, the last Interest Payment Date as of which interest has been duly paid or provided for (or, if no such Interest Payment Date, from, and including, [__]) to, but excluding, the next Interest Payment Date.

Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date: [__]

HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies that this is one
of the Notes referred to in the
within-mentioned Indenture.

By
Authorized Signatory

Dated: [__]

[FORM OF REVERSE OF CERTIFICATED NOTE IS IDENTICAL TO

EXHIBIT A]

EXHIBIT C

HELIX ENERGY SOLUTIONS GROUP, INC.
NOTICE OF REDEMPTION

[DATE]

CUSIP Number: [__]*

To the Holders of the 6.75% Convertible Senior Notes Due 2026 issued by Helix Energy Solutions Group, Inc.:

Helix Energy Solutions Group, Inc. (the “Issuer”) by this written notice hereby exercises, pursuant to Section 4.01 of that certain First Supplemental Indenture, dated as of August 14, 2020 (the “Supplemental Indenture”), to that certain Indenture, dated as of August 14, 2020 (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) its right to redeem $[___] aggregate principal amount of its 6.75% Convertible Senior Notes Due 2026 (the “Notes”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Notice is hereby given pursuant to Section 4.03 of the Supplemental Indenture of the following:

1.          Redemption Date: [__]

2.          Conversion Price Trigger Redemption Price: $[__]

3.          Conversion Rate: The Notes are convertible at your option based on a current Conversion Rate of [__] shares of the Issuer’s common stock, no par value, per $1,000 principal amount of Notes, subject to adjustment, during the period described below.

4.          In order to receive payment of the [Conversion Price Trigger Redemption/Fundamental Change Repurchase] Price or the Conversion Price, as applicable, the Notes must be surrendered to the Paying Agent or the Conversion Agent, as applicable, at the appropriate address set forth below, by such method as you deem appropriate. If you mail your Notes, we recommend that for your own protection you may want to use registered mail, return receipt requested.

*          The CUSIP numbers have been assigned to this issue by Standard & Poor’s Corporation and are included solely for the convenience of the Holders. Neither the Issuer nor the Trustee is responsible for the selection or use of the CUSIP number and no representation is hereby made regarding the correctness or accuracy of CUSIP number on the Notes.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [ ___________________________________________ ____________________________________________ Attn: ]	The Bank of New York Mellon Trust Company, N.A. [ ____________________________________________ _____________________________________________ Attn: ]	The Bank of New York Mellon Trust Company, N.A. [___________________________________________ ____________________________________________ Attn: ]

1.          The Notes called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. on the Business Day immediately prior to the Redemption Date set forth above.

2.          The Notes called for redemption and not converted at your election prior to 5:00 p.m. on the Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Business Day immediately following such Redemption Date.

3.          If you elect to convert your Notes, you must satisfy the requirements for conversion set forth in your Notes.

4.          In order for you to collect the Conversion Price Trigger Redemption Price, the Notes called for redemption must be surrendered by you by (i) effecting book entry transfer of the Notes or (ii) delivering Certificated Notes, together with necessary endorsements, as the case may be to the appropriate address set forth below, by such method as you deem appropriate. If you mail your Notes, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [ ___________________________________________ ____________________________________________ Attn: __________]	The Bank of New York Mellon Trust Company, N.A. [_________________________________________________ __________________________________________________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [ __________________________________________________ ____________________________________________________ Attn: ___________ ]

5.          [The Notes bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

Certificate Number(s)          Principal Amount]

6.          Unless the Company defaults in making the payment of the Conversion Price Trigger Redemption Price owed to you, Interest on your Notes called for redemption shall cease to accrue on and after the Redemption Date.

PLEASE TAKE FURTHER NOTICE that, all payments of the [Conversion Price Trigger Redemption/Fundamental Change Repurchase] Price or Conversion Price, as applicable, in respect of the Notes shall be payable only to the extent that the requisite funds have actually been received or are being held by the Trustee in respect of the Notes, and the Trustee shall have no obligation to make any such payments to a holder of any Note except in respect of such funds.

Any questions regarding the foregoing may be directed to the Issuer, at:

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043
Attention: General Counsel

HELIX ENERGY SOLUTIONS GROUP, INC.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, an agent making payments with respect to the Notes may be obligated to withhold from payments to a Holder. Holders who are United States persons as defined in the Internal Revenue Code of 1986, as amended, who wish to avoid the application of these withholding provisions should submit a completed IRS Form W-9 when presenting the Notes for payment. Holders who are not United States persons should submit an appropriate completed IRS Form W‑8.

EXHIBIT D

HELIX ENERGY SOLUTIONS GROUP, INC.
NOTICE OF OCCURRENCE
OF FUNDAMENTAL CHANGE

[DATE]

CUSIP Number: [__]*

To the Holders of the 6.75% Convertible Senior Notes Due 2026 (the “Notes”) issued by Helix Energy Solutions Group, Inc.:

Helix Energy Solutions Group, Inc. (the “Issuer”) by this written notice hereby notifies you, pursuant to Section 4.07 of that certain First Supplemental Indenture, dated as of August 14, 2020 (the “Supplemental Indenture”) to that certain Indenture, dated as of August 14, 2020 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) that a Fundamental Change (as such term and other capitalized terms used herein and not otherwise defined herein are defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Notes repurchased by the Issuer.

1.          Fundamental Change:  [Insert brief description of the Fundamental Change and the date of the occurrence thereof].

2.          Date by which Fundamental Change Repurchase Notice must be delivered by you to Paying Agent in order to have your Notes repurchased:

3.          Fundamental Change Repurchase Date:

4.          Fundamental Change Repurchase Price:

5.          Paying Agent and Conversion Agent:

6.          Conversion Rate: To the extent described in Item 7 below, the Notes are convertible based on a current Conversion Rate of [__] shares of the Issuer’s common stock, no par value (the “Common Stock”), per $1,000 principal amount of Notes, subject to adjustment.

7.          The Notes as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 9 of the Supplemental Indenture and the terms of the Notes only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Notes converted into shares of Common Stock (or, at the option of the Issuer, cash or a combination of cash and shares of Common Stock):

*
The CUSIP numbers have been assigned to this issue by Standard & Poor’s Corporation and are included solely for the convenience of the Holders. Neither the Issuer nor the Trustee is responsible for the selection or use of the CUSIP number and no representation is hereby made regarding the correctness or accuracy of CUSIP number on the Notes.

(i)          during any fiscal quarter commencing after September 30, 2020 (and only during such fiscal quarter), if the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) in the 30 Trading Day period ending on the last Trading Day of the preceding fiscal quarter was 130% or more of the Conversion Price on such last Trading Day;

(ii)          if the Issuer has called the Notes for redemption; or

(iii)          upon the occurrence of certain specified corporate transactions described in the Indenture.

8.          In order for you to collect the Fundamental Change Repurchase Price, the Notes as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you by (i) effecting book entry transfer of the Notes or (ii) delivering Certificated Notes, together with necessary endorsements, as the case may be to the appropriate address set forth below, by such method as you deem appropriate. If you mail your Notes, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [ ___________________________________________ ____________________________________________ Attn: __________]	The Bank of New York Mellon Trust Company, N.A. [_________________________________________________ __________________________________________________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [ __________________________________________________ ____________________________________________________ Attn: ___________ ]

9.          The Fundamental Change Repurchase Price for the Notes as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Notes to The Bank of New York Mellon Trust Company, N.A.

10.          In order to have the Issuer repurchase your Notes, you must deliver the Fundamental Change Repurchase Notice attached hereto, duly completed by you with the information required by such Fundamental Change Repurchase Notice and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time from 9:00 a.m. on the date of the occurrence of the Change of Control until 5:00 p.m. on the Fundamental Change Repurchase Date.

11.          In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Notes in respect of which such notice of withdrawal is being submitted and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Notes, the principal amount of the Notes that still remain subject to the original Fundamental Change Repurchase Notice.

12.          Unless the Issuer defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest on your Notes as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.

PLEASE TAKE FURTHER NOTICE that, all payments of the [Conversion Price Trigger Redemption/Fundamental Change Repurchase] Price or Conversion Price, as applicable, in respect of the Notes shall be payable only to the extent that the requisite funds have actually been received or are being held by the Trustee in respect of the Notes, and the Trustee shall have no obligation to make any such payments to a holder of any Note except in respect of such funds.

Any questions regarding the foregoing may be directed to the Issuer, at:

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043
Attention: General Counsel

HELIX ENERGY SOLUTIONS GROUP, INC.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, an agent making payments with respect to the Notes may be obligated to withhold from payments to a Holder. Holders who are United States persons as defined in the Internal Revenue Code of 1986, as amended, who wish to avoid the application of these withholding provisions should submit a completed IRS Form W-9 when presenting the Notes for payment. Holders who are not United States persons should submit an appropriate completed IRS Form W‑8.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:  [Name of Paying Agent]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Helix Energy Solutions Group, Inc. (the “Issuer”) pursuant to Section 4.07 of that certain First Supplemental Indenture, dated as of August 14, 2020 (the “Supplemental Indenture”) to that certain Indenture, dated as of August 14, 2020 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee, and requests and instructs the Issuer to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Note and the Indenture at the Fundamental Change Repurchase Price, together with accrued and unpaid interest, to, but not including, the Fundamental Change Repurchase Date, to the registered Holder hereof.

Date:

Signature(s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

EXHIBIT E

CONVERSION NOTICE

To convert this Note in accordance with the Indenture, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$ __________________________________

If you want the stock certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

_________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date: _______________________         Signature(s): _______________________

(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

E - 1